                              OFFICER'S CERTIFICATE

         I do hereby certify and represent that:

         1. I am the duly elected Secretary of deCODE genetics, Inc., a Delaware corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.39 to deCODE genetics, Inc.'s Annual Report on Form 10-K is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Secretary of deCODE genetics, Inc. on this 21 day of March, 2002.

                                  By:        /s/ Tanya Zharov

                                             -----------------------------------
                                  Name:      Tanya Zharov
                                  Title:     Secretary and Corporate Counsel

                                                                   Exhibit 10.39


           ANNEX TO THE AGREEMENT ON THE DETAILS OF THE ARRANGEMENT OF
                       ENCUMBRANCES IN THE SITE AGREEMENT

On 15 February 2000 the University of Iceland (UI), Islensk erfoagreining ehf.
(IE) and the City of Reykjavik entered into an Agreement on the allocation of a site to IE. The aim of the Agreement is to promote co-operation and encourage the development of vigorous scientific and industrial activities in the field of health science and biotechnological research in the University campus area. UI and IE entered into an Agreement on 21 December 2001 on the execution of encumbrances in the Site Agreement.

IE and UI agree to make the following amendments to their Agreement from 21 December 2001:

1. The following paragraph in item 1 of the agreement: "In the event that the price offered to the holder of the right of first refusal is the depreciated replacement value of installations on the site and the public valuation of the site, UI shall pay the purchasing price within 15 days from the date that the University accepted the offer to exercise its right of first refusal" shall be replaced by the following: "In the event that the price offered to the holder of the right to first refusal is the depreciated replacement value of installations and the restated purchasing price of the site rights, UI shall pay the purchasing price within 15 days from the date that the University accepted the offer to exercise its right of first refusal."

2. With reference to item 9 of the above Agreement from 15 February, the UI waives its right of first refusal to the property Sturlugata 8, Reykjavik in respect of the sale of the property from IE to Sturlugata 8 ehf. and also in respect of any potential sale of the property from Sturlugata 8 ehf. back to IE.

In witness of the above the parties attach their signatures to this annex in the presence of witnesses.

                            Reykjavik, 4 January 2002


For the University of                For Islensk erfoagreining ehf.
Iceland                              Tomas Sigurosson [sign.]
Pall Skulason [sign.]

Witnesses                            For Sturlugata 8 ehf.
[signature]                          Tomas Sigurosson [sign.]